Exhibit 99.1

Shareholders Approve SCWorx Acquisition

AMMA Common Stock Valued At $0.50 Per Share in Connection with Acquisition Transaction

SCWorx sees Significant Revenue Growth and Momentum Going into 2019
Company will have in excess of $5 million in cash upon Closing

NEW YORK--(BUSINESS WIRE) - January 30, 2019-- Alliance MMA, Inc. (NASDAQ: AMMA) announced AMMA shareholders today approved the acquisition of SCWorx, Corp. The Company expects to close the transaction on or about January 31, 2019. Upon the closing of the transaction, the Company will have approximately $5 million in cash to fund the growth and development of the business. As previously reported, the shareholders of SCWorx agreed to fix the exchange ratio based upon an agreed value per AMMA share of $0.50 per share.

“I thank the shareholders for supporting the acquisition of SCWorx”, said John Price, President and CFO. Price added, “SCWorx’s business turned profitable during 2018 as the Company began to lever the SaaS based business model. SCWorx continues to gain traction through new heath care customer acquisition, and it anticipates further revenue growth and increased profitability into 2019”.

About SCWorx-

SCWorx offers an advanced software solution for the management of health care providers’ foundational business applications. Together these software systems have been credited with the healthcare providers’ customers tending to realize reduced medical expenses, while healthcare providers have tended to experience expanded revenues and more successful and safer clinical outcomes. The SCWorx software solution ultimately transforms many aspects of the healthcare providers’ business through its delivery of highly accurate, real-time information that offers the executives of these healthcare providers the ability to optimize many areas of their day-to-day operations, negotiate better contracts with their vendors and payors and make better decisions with respect to strategic purchases.

Forward-looking Statements

Although the Company expects to complete the acquisition as indicated above, the consummation of the transaction is subject to satisfaction of certain closing conditions, so there can be no assurance that it will be consummated.

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward- looking statements. Examples of such statements include, but are not limited to, statements relating to the structure, timing and completion of the proposed transaction; the combined company’s listing on Nasdaq after closing of the proposed transaction; expectations regarding the capitalization, resources and ownership structure of the combined company; the nature, strategy, results, focus, growth, profitability and market opportunities of the combined company; the executive and board structure of the combined company; and expectations regarding voting by Alliance MMA and SCWorx shareholders. Alliance MMA and/or SCWorx may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward- looking statements as a result of many factors, including, without limitation, risks and uncertainties associated with shareholder approval of and the ability to consummate the proposed transaction through the process being conducted by Alliance MMA and SCWorx, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations and the availability of sufficient resources of the combined company to meet its business objectives and operational requirements.

The forward-looking statements contained or implied in this press release are subject to other risks and uncertainties, including those discussed under the heading “Risk Factors” in Alliance MMA's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission (SEC) and in subsequent filings with the SEC. Except as otherwise required by law, Alliance MMA and SCWorx each disclaim any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events or circumstances or otherwise.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

View source version on businesswire.com: https://www.businesswire.com

Source: Alliance MMA, Inc.

Alliance MMA, Inc.

John Price, President and CFO

jprice@alliancemma.com